UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2013 (October 31, 2013)

SPECTRA ENERGY CORP

(Exact name of Registrant as specified in its charter)

Delaware	1-33007	20- 5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed, on August 5, 2013, Spectra Energy Corp (SE Corp) entered into a Contribution Agreement with Spectra Energy Partners, LP (SE Partners), pursuant to which SE Corp agreed to contribute to SE Partners substantially all of its interests in SE Corp’s subsidiaries that own U.S. transmission and storage and liquids assets and to assign to SE Partners its interests in certain related contracts (collectively, the Dropdown Transactions). On November 1, 2013, SE Corp filed a Current Report on Form 8-K (the Initial Report) to report, among other things, the closing on November 1, 2013 of substantially all of the Dropdown Transactions (the First Closing). The remaining closings of the Dropdown Transactions are expected to occur at least 12 months following the First Closing (the Second Closing) and at least 12 months following the Second Closing (the Third Closing).

SE Corp is filing this amendment to the Initial Report to provide, in accordance with Item 9.01(b)(1) of Form 8-K, unaudited pro forma condensed consolidated financial information of SE Corp as of and for the nine months ended September 30, 2013 and for the year ended December 31, 2012, which reflects the First Closing and the probable consummations of the Second Closing and the Third Closing. The aforementioned unaudited pro forma condensed consolidated financial information is furnished as an exhibit to this report. No other modifications to the Initial Report are being made by this amendment.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial information of Spectra Energy Corp as of and for the nine months ended September 30, 2013 and for the year ended December 31, 2012, filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

(d)	Exhibits.

Exhibit Number	Description

99.1	Unaudited pro forma condensed consolidated financial information of Spectra Energy Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

Date: November 7, 2013	/s/ J. Patrick Reddy
J. Patrick Reddy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Unaudited pro forma condensed consolidated financial information of Spectra Energy Corp.